As filed with the Securities and Exchange Commission on January 22, 2009

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 15, 2009

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-6523 (Commission File Number)	56-0906609 (IRS Employer Identification No.)

100 North Tryon Street

Charlotte, North Carolina 28255

(Address of principal executive offices)

(704) 386-5681

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Issuance of Preferred Stock and Warrants to the Treasury

On January 15, 2009, Bank of America Corporation (the “Registrant”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury”), pursuant to which the Registrant sold (i) 800,000 shares of the Registrant’s Fixed Rate Cumulative Perpetual Preferred Stock, Series R (the “Series R Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 150,375,940 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), for an aggregate purchase price of $20,000,000,000 in cash. The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Series R Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 8% per annum. The Series R Preferred Stock may not be redeemed by the Registrant until the Registrant has redeemed its Fixed Rate Cumulative Perpetual Preferred Stock, Series N and Fixed Rate Cumulative Perpetual Preferred Stock, Series Q. The restrictions on redemption are set forth in the Certificate of Designations described in Item 5.03 below.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $13.30 per share of the Common Stock. The Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference.

Under the Purchase Agreement, the Registrant agreed to certain compensation limitations applicable to its senior executive officers and certain other senior managers, and amended its benefit plans to the extent necessary to effect such limitations.

The Series R Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of the Treasury at any time, the Registrant has agreed to promptly enter into a deposit arrangement pursuant to which the Series R Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series R Preferred Stock, may be issued. The Registrant has agreed to register or designate a registration statement for the Series R Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Series R Preferred Stock and the Warrant. Neither the Series R Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer.

Government Guarantee of Certain Assets of the Registrant

Also on January 15, 2009, the Registrant reached an agreement on a summary of terms with the Treasury, the Federal Reserve Board (the “Federal Reserve”) and the Federal Deposit Insurance Corporation (the “FDIC,” and together with the Treasury and the Federal Reserve, the “USG”) under which the USG will provide loss sharing on approximately $118 billion of the Registrant’s assets.

Under the terms of this arrangement, the Registrant will be responsible for the first $10 billion of eligible losses on the guaranteed assets. Any additional eligible losses will be borne 90% by the USG and 10% by the Registrant. As a result of the USG loss sharing, the covered asset portfolio will have a new risk weighting of 20%.

As a fee for this arrangement, the Registrant will issue preferred stock and warrants to Treasury and the FDIC. In addition, with respect to the non-recourse loan facility provided by the Federal Reserve, the Registrant will pay a fee of 20 basis points per year on the undrawn portion of the lending commitment and will pay interest at a rate equal to the overnight indexed swap rate plus 300 basis points on drawn amounts.

The summary of terms of the USG arrangement is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference into this Item 3.02.

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITYHOLDERS.

Pursuant to the terms of the Purchase Agreement, the Registrant’s ability to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) is subject to restrictions, including restrictions against paying a quarterly cash dividend per share of more than $0.01 on the Common Stock, without the prior approval of the Treasury. The redemption, purchase or other acquisition of trust preferred securities of the Registrant or its affiliates also will be restricted and shall require the prior approval of the Treasury. These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Series R Preferred Stock and (b) the date on which the Series R Preferred Stock has been redeemed in whole or the Treasury has transferred all of the Series R Preferred Stock to third parties. The restrictions described in this paragraph are set forth in the Purchase Agreement.

In addition, pursuant to the Certificate of Designations, the ability of the Registrant to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions in the event that the Registrant fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series R Preferred Stock. These restrictions are set forth in the Certificate of Designations described in Item 5.03.

“Junior Stock” means the Common Stock and any other class or series of stock of the Registrant the terms of which expressly provide that it ranks junior to the Series R Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Registrant. “Parity Stock” means any class or series of stock of the Registrant the terms of which do not expressly provide that such class or series will rank senior or junior to the Series R Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Registrant (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference into this Item 5.02.

ITEM 5.03.	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On January 16, 2009, the Registrant filed a Certificate of Designations (the “Certificate of Designations”) with the Delaware Secretary of State for the purpose of amending its Certificate of Incorporation to fix the designations, preferences, limitations and relative rights of the Series R Preferred Stock. The Series R Preferred Stock has a liquidation preference of $25,000 per share. The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
3.1	Certificate of Designations for the Series R Preferred Stock

4.1	Form of Certificate for the Series R Preferred Stock

4.2	Warrant for Purchase of Shares of Common Stock

10.1	Securities Purchase Agreement, dated January 15, 2009, between the Registrant and the United States Department of the Treasury, with respect to the issuance and sale of the Series R Preferred Stock and the Warrant

10.2	Summary of Terms, dated January 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Teresa M. Brenner
Teresa M. Brenner
Associate General Counsel

Dated: January 22, 2009

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
3.1	Certificate of Designations for the Series R Preferred Stock

4.1	Form of Certificate for the Series R Preferred Stock

4.2	Warrant for Purchase of Shares of Common Stock

10.1	Securities Purchase Agreement, dated January 15, 2009, between the Registrant and the United States Department of the Treasury, with respect to the issuance and sale of the Series R Preferred Stock and the Warrant

10.2	Summary of Terms, dated January 15, 2009